EXHIBIT NO. 10.1

                              FACILITIES AGREEMENT




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                              FACILITIES AGREEMENT

                                     between

                          UCI MEDICAL AFFILIATES, INC.

                                       and

                               DOCTOR'S CARE, P.A.


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                              FACILITIES AGREEMENT

(Originally executed May 8, 1984 and amended September 24, 1984, "Amendment No. 1", January 13, 1995, "Amendment No. 2" and September 17, 1996, "Amendment No. 3")



Parties: Doctor's Care, P.A. (PA) and UCI Medical Affiliates of South Carolina (UCISC) for the use of UCISC's facilities and equipment by PA.

Term: The Agreement shall commence on the Closing Date of the Assets Purchase Agreement and run for five years. (See Amendments No. 2 and No. 3)

Additional Clinics: Upon the mutual agreement of UCISC and PA, additional clinics may be included in the Agreement.

Equitable Relief: Both UCISC and PA shall be entitled to injunctive and/or other equitable relief to prevent breach of the Agreement.

Waiver: The failure to enforce provisions or require performance under the Agreement by either UCISC or PA shall not be construed to be a waiver of that provision or affect the validity of the Agreement.

Invalidity: The invalidity or unenforceability of any provisions of the Agreement shall not affect the other provisions of the Agreement.

Governing Law: The Agreement shall be governed and interpreted in accordance with the laws of the State of South Carolina.

Amendments: No modification, amendment or waiver of any provision of the Agreement will be effective unless it is in writing and signed by both parties.

Entire Agreement: The Agreement shall constitute the entire agreement of the parties.

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                      DUTIES AND RESPONSIBILITIES OF UCISC


1. UCISC shall make available the facilities, equipment and assets of the Clinics to PA for PA's use.

2. UCISC shall provide (at its own expense) additional equipment, secretarial, bookkeeping, accounting and other non-medical personnel as required by PA to operate the Clinics.

3. UCISC may terminate the Agreement upon thirty (30) days written notice only for "good cause", i.e., failure by PA to provide the agreed operation of the Clinics and/or to perform other duties or to willfully violate any terms of the Agreement. UCISC may also terminate within thirty (30) days after the death of or loss of license of M.F. McFarland. (See Amendment No. 2)



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                        DUTIES AND RESPONSIBILITIES OF PA


1. PA shall provide all medical and medically related services at UCISC's Clinics and shall:

         a.     approve, hire, supervise, evaluate and terminate all providers;

         b.     purchase, control, prescribe and dispense all drugs;

         c.     select and approve all medically related supplies and equipment;

         d. monitor the quality of medical care provided at the Clinics, and assure that such care meets currently accepted standards of medical competence according to currently approved methods and practices (including peer review) in the medical profession; and,

         e. establish fees for all services at the Clinics consistent with normal charges rendered for such services in the community; PA shall also bill all fees in PA's name.

2. PA shall provide a physician to serve as Executive Medical Director of the Clinics who shall have overall responsibility for the operation of the Clinics by PA, who shall be acceptable to UCISC, and who shall perform by devoting such time and effort to providing services to best assure efficient operation and quality rendition of medical services to the patients at the Clinics.

         PA shall also provide a Professional to serve as Medical Director of each individual Clinic, and Professionals to provide medical services at the Clinics.

3. PA shall use best efforts to provide Professionals at the Clinics during all regular hours of operation established by PA in consultation with UCISC.

         PA shall be solely responsible for the work schedules of all medically related personnel.

         PA shall have full control over all activities relating to the practice of medicine by the Professionals; UCISC shall have no control over the methods by which any medical or medically related services are to be performed at the Clinics; UCISC shall not interfere with freedom to prescribe rules or control the manner in which services are to be performed at the Clinics.

         PA shall indemnify and hold harmless UCISC for claims of medical malpractice against PA's Professionals.

4.        Fees:

         PA shall retain from total fees an amount equal to the cost of all narcotic drugs for the previous month, and an amount sufficient to pay all payroll, and payroll costs.

         The excess  shall be paid over to UCISC by PA as payment for the use of
         UCISC's  facilities,   equipment  and  assets,  and  other  non-medical
         services provided to PA by UCISC employees.



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5.        Medications and Patient Records:

         All narcotic drugs or medications requiring a prescription shall at all times remain the PA's property.

         All patient records shall at all times remain PA's property except that upon termination of the Agreement, PA shall provide any successor professional association at the Clinics copies of such medical records within 90 days after the termination upon request by the successor.

6.        Non-Competition:

         PA agrees that for seven years after the date of the Agreement neither PA nor its stockholders shall:

         a. induce or attempt to influence any person rendering medical or management services at any UCISC facility to cease rendering such services; or

         b. engage in, enter the employ of, or be financially interested in any corporation, partnership or professional association owning or operating any primary care facility or substantially similar practice (excluding hospital emergency rooms) within ten miles of any UCISC facility or any such facility which UCISC has taken definite action to acquire, construct or operate. PA and its stockholders are not restricted from owning up to one (1%) percent of the corporate securities of any competitor of UCISC listed on any national securities exchange or traded over-the-counter.

7.        Non-Disclosure:

         PA shall take reasonable precautions to assure confidentiality of all books, records, documents, and materials relating to the Clinics, and to reasonably maintain in confidence all information obtained from UCI during the Agreement.

8.        Termination:

         After reasonable written notice, PA may terminate the Agreement upon repeated failure by UCISC to provide facilities, equipment or services necessary for PA to operate Clinics as primary care facilities, or for UCISC's willful violation of any term of the Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above:


UCI MEDICAL AFFILIATES OF SC, INC.    DOCTOR'S CARE, P.A.


/s/ M.F. McFarland, III, M.D.            /s/ M.F. McFarland, III, M.D.
M.F. McFarland, III, M.D.                      M.F. McFarland, III, M.D.
President                                               President



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                              FACILITIES AGREEMENT

                                 Amendment No. 1



Amendment of 24 September 1984: Should total fees collected by PA at any time not be sufficient for PA to pay wages, salaries and other compensation of Professionals and other medically related personnel employed by or under contract with PA, UCI shall, within five days written notice by PA of the amount of such insufficiency and documentation reasonably required by UCI, pay over to PA an amount sufficient to pay such wages, salaries and compensation.


All terms and conditions of the Agreement, except as modified hereby shall remain in full force and effect.



UCI MEDICAL AFFILIATES OF SC, INC.     DOCTOR'S CARE, P.A.


/s/ M.F. McFarland, III, M.D.                   /s/ M.F. McFarland, III, M.D.
M.F. McFarland, III, M.D.                       M.F. McFarland, III, M.D.
President                                                President




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                              FACILITIES AGREEMENT

                                 Amendment No. 2


This Amendment to Facilities Agreement (this "Agreement") entered into to be effective as of this 13th day of January, 1995, by and between UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation and wholly-owned subsidiary of UCI Medical Affiliates, Inc. ("UCISC") and Doctor's Care, P.A. ("Doctor's Care").

Introduction. UCISC and Doctor's Care previously entered into that certain Facilities Agreement dated May 8, 1984 (the "Agreement") whereby Doctor's Care agreed to provide medical and medically related services at certain primary care clinics in South Carolina owned and/or leased by UCISC. The parties hereto desire to amend the terms of the Agreement to provide UCISC with a termination right pursuant to the terms and conditions set forth in this Amendment. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Agreement. NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1. Upon the occurrence of a Terminating Event (hereinafter defined), UCISC shall have the right to terminate this Agreement upon 60 days prior written notice (the "Termination Notice") so long as the Termination Notice and a termination fee of $100,000.00 are forwarded to Doctor's Care within 120 days of the occurrence of the act constituting the Terminating Event. For purposes of this Amendment, "Terminating Event" shall mean any of the following:

     (a)    The death of M.F. McFarland, III, M.D. ("McFarland");

     (b) McFarland ceasing to own, either directly or indirectly, a controlling interest in Doctor's Care; or

     (c) McFarland becoming a "disqualified person," as that term is defined by the South Carolina Professional Corporation Supplement to the South Carolina Business Corporation Act of 1988, as amended.

2. All notices or demands to be given hereunder shall be in writing and hand-delivered or forwarded by registered or certified mail, return receipt requested, postage prepaid, at the address of the party set forth below. Any notice or demand given hereunder shall be deemed given when hand-delivered or two (2) days after mailed in accordance with the terms hereof. In the event any date on which any notice or demand is required to be made hereunder falls on a Saturday, Sunday or federal holiday, then the date on which such notice is required to be given or made hereunder, for all purposes, shall be deemed to be the next following business day.

     Any notice to Doctor's Care shall be addressed as follows:

     Doctor's Care, P.A.
     1901 Main Street, Suite 1200
     Mail Code 1105
     Columbia, South Carolina  29211



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     Any notice to UCISC shall be addressed as follows:

     UCI Medical Affiliates, Inc.
     1901 Main Street, Suite 1200
     Mail Code 1105
     Columbia, South Carolina  29211

     With copy to:

     Companion HealthCare Corporation
     I-20 at Alpine Road
     Columbia, South Carolina  29219-0001
     Attention:  Mr. Chuck Cannon

     or to such other address as the respective party may from time to time designate by written notice to the other parties hereto.

3. All terms and conditions of the Agreement, except as modified hereby shall remain in full force and effect.


UCI MEDICAL AFFILIATES OF SC, INC.          DOCTOR'S CARE, P.A.


/s/ M.F. McFarland, III, M.D.                 /s/ M.F. McFarland, III, M.D.
M.F. McFarland, III, M.D.                   M.F. McFarland, III, M.D.
President                                            President




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                              FACILITIES AGREEMENT

                                 Amendment No. 3


         The undersigned, being all the directors of UCI Medical Affiliates, Inc., a corporation incorporated under the laws of the State of Delaware (the "Corporation"), do hereby consent to, ratify and adopt and certify for the minute records of the Corporation the foregoing resolutions as actions of the directors of this Corporation without meeting pursuant to the applicable provisions of the General Corporation Law of the State of Delaware.


                    Expansion of Term of Facilities Agreement

         WHEREAS, Doctor's Care, P.A., a South Carolina corporation ("Doctor's Care"), and UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation and wholly-owned subsidiary of the Corporation ("UCI-SC"), entered into that certain Facilities Agreement dated may 8, 1984, as amended (the "Agreement");

         WHEREAS, in accordance with Section 33-8-310 of the South Carolina Business Corporation Act of 1989, M.F. McFarland, III, M.D. ("McFarland") has disclosed that he is the sole shareholder of Doctor's Care and the sole director of UCI-SC;

         WHEREAS, in connection with the execution of that certain employment agreement between UCI-SC and McFarland on or about October 1, 1995 and the termination of that certain Facilities Fee Refund Agreement by and among the Corporation, UCI-SC and Doctor's Care dated may 8, 1984, UCI-SC and the Corporation agreed to extend the term of the Agreement until September 30, 2010; and

         WHEREAS, UCI-SC and the Corporation desire to ratify and document for the records of each corporation the extension of the term of the Agreement until September 30, 2010.

         RESOLVED, that effective October 1, 1995, the Corporation hereby approves, ratifies and adopts that the term of the Agreement be extended to terminate on September 30, 2010.


                                  Miscellaneous

         RESOLVED, that the officers of the Corporation, or any one of them, are authorized and empowered to execute and deliver on behalf of the Corporation any and all instruments, documents, notices, certificates or other writing and to incur and pay such costs deemed by them to be required, necessary or convenient in order to effectuate the transactions described in the foregoing resolutions, and that such execution shall be solely effective to bind the Corporation under the terms hereof.

         FURTHER RESOLVED, that all such actions described in the preceding resolutions taken by such officers and directors of the Corporation and any person authorized to act by such officers and directors of the Corporation which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions are hereby severally ratified, confirmed, approved and adopted as acts on behalf of the Corporation.




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         I, Stephen S. Seeling, as Secretary of UCI Medical Affiliates, Inc., do
hereby certify that the above resolution was duly approved and adopted at a meeting of the Board of Directors of UCI Medical Affiliates, Inc. on September 17, 1996.



                                          /s/ Stephen S. Seeling
                                          Stephen S. Seeling
                                          Secretary



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